STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE




                                                Thirteen Weeks  Thirteen Weeks
                                                     Ended          Ended
                                                March 31, 1996  April 2, 1995
                                                --------------  -------------
Primary Earnings Per Share
Weighted average number of issued
  shares outstanding                              8,581,886     2,560,600

Effect of:
     Exercise of stock options                      573,233          --
     Exercise of underwriters warrants              111,081          --
     Shares issued and options granted within
      one year of initial public offering at
      less than initial public offering price          --          30,150
                                                -----------   -----------

Shares outstanding used to compute
     primary earnings per share                   9,266,200     2,590,750
                                                ===========   ===========

Net income (loss)                               $   548,067   $  (281,374)
                                                ===========   ===========

Primary net income (loss) per share             $      0.06   $     (0.11)
                                                ===========   ===========



Fully diluted earnings per share

Weighted average number of shares
     used for primary earnings per share          8,581,886     2,560,600

Effect of:
     Exercise of stock options                      588,520          --
     Exercise of underwriters warrants              115,714          --
     Shares issued and options granted within
      one year of initial public offering at
      less than initial public offering price          --          30,150
                                                -----------   -----------

Shares outstanding used to compute
     fully diluted earnings per share             9,286,120     2,590,750
                                                ===========   ===========

Net income (loss)                               $   548,067   $  (281,374)
                                                ===========   ===========

Net income (loss) per share                     $      0.06   $     (0.11)
                                                ===========   ===========